Exhibit (a)(1)(v)

Offer to Purchase for Cash
All of the Outstanding Shares of Common Stock, Par Value $0.01 Per Share

of

Rag Shops, Inc.

not owned by Crafts Retail Acquisition Corp.

at a Purchase Price of $4.30 Per Share

by

Crafts Retail Acquisition Corp.

an affiliate of

Sun Capital Partners III, LP

and

Sun Capital Partners III QP, LP

September 22, 2004

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated September 22, 2004, and the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the tender offer, in connection with the tender offer by Crafts Retail Acquisition Corp., a Delaware Corporation ("Purchaser"), a wholly-owned subsidiary of Crafts Retail Holding Corp., a Delaware corporation ("Crafts Holding"), and an affiliate of Sun Capital Partners III, LP and Sun Capital Partners III QP, LP to purchase all of the shares of common stock, par value $0.01 per share, of Rag Shops, Inc. ("Rag Shops common stock"), not owned by Purchaser at a purchase price of $4.30 per share, net to the sellers in cash, without interest, upon the terms and subject to the conditions set forth in the tender offer.

Rag Shops will purchase all of the shares of Rag Shops common stock properly tendered and not properly withdrawn prior to the "expiration date" (as defined in "The Tender Offer – Section 1 –Terms of the Offer" in the Offer to Purchase) at a price of $4.30 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer. See "The Tender Offer – Section 1 –Terms of the Offer" in the Offer to Purchase.

The tender offer is subject to the conditions set forth in the Offer to Purchase. See "The Tender Offer – Section 14 – Conditions to the Offer" in the Offer to Purchase.

We are the owner of record of shares of Rag Shops common stock held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares of Rag Shops common stock we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the shares of Rag Shops common stock we hold for your account on the terms and subject to the conditions of the tender offer.

We call your attention to the following:

1.	You may tender shares of Rag Shops common stock at a price of $4.30 per share as indicated in the attached instruction form, net to you in cash, without interest.

2.	The tender offer is subject to certain conditions set forth in "The Tender Offer – Section 14 – Conditions to the Offer" in the Offer to Purchase.

3.	The tender offer and withdrawal rights will expire at 11:59 p.m., New York City time, on October 20, 2004, unless Purchaser and Crafts Holding extend the tender offer.

4.	The tender offer is for all outstanding shares of Rag Shops common stock not owned by Purchaser.

5.	Tendering stockholders who are registered stockholders or who tender their shares directly to The Colbent Corporation will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the purchase by Rag Shops of shares of Rag Shops common stock under the tender offer.

6.	The board of directors of Rag Shops has approved the tender offer, and has determined that the tender offer is advisable, fair to, and in the best interests of, Rag Shops' stockholders and recommends that the stockholders accept the tender offer and tender their shares pursuant to the tender offer. The actions of the Company's board of directors were unanimous, with Stanley Bernzweig and Jeffrey C. Gerstel abstaining due to their interest in the transactions. The factors considered by Rag Shops' board of directors in arriving at its decision to approve the tender offer are described in Rag Shops' Solicitation/Recommendation Statement on Schedule 14D-9 which has been filed with the Securities and Exchange Commission by Rag Shops and is being mailed to stockholders herewith. Stockholders should discuss whether to tender all or any portion of their shares with their brokers or other financial or tax advisors.

If you wish to have us tender any or all of your shares of Rag Shops common stock, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to tender your shares of Rag Shops common stock, we will tender all such shares unless you specify otherwise on the attached instruction form.

Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the expiration date of the tender offer. The tender offer and withdrawal rights will expire at 11:59 p.m., New York City time, on October 20, 2004, unless Purchaser extends the tender offer.

The tender offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Instruction Form With Respect To

Offer to Purchase for Cash
All of the Outstanding Shares of Common Stock, Par Value $0.01 Per Share

of

Rag Shops, Inc.

not owned by Crafts Retail Acquisition Corp.

at a Purchase Price of $4.30 Per Share

by

Crafts Retail Acquisition Corp.

an affiliate of

Sun Capital Partners III, LP

and

Sun Capital Partners III QP, LP

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 22, 2004, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer in connection with the tender offer by Crafts Retail Acquisition Corp., a Delaware Corporation ("Purchaser") and wholly-owned subsidiary of Crafts Retail Holding Corp., a Delaware corporation ("Crafts Holding") to purchase for cash all outstanding shares of common stock ("Rag Shops common stock"), par value $0.01 per share, of Rag Shops, Inc. ("Rag Shops"), not owned by Purchaser at a purchase price of $4.30 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the tender offer.

The undersigned understands that Purchaser will purchase all outstanding shares of Rag Shops common stock not owned by Purchaser that are properly tendered and not properly withdrawn before the "expiration date" (as defined in "The Tender Offer – Section 1 –Terms of the Offer" in the Offer to Purchase) at a price of $4.30 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of shares of Rag Shops common stock indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, under the terms and subject to the conditions of the tender offer.

Aggregate number of shares of Rag Shops common stock to be tendered by you for the account of the undersigned:

______________________   shares of Rag Shops common stock

The method of delivery of this document is at the option and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is requested. In all cases, sufficient time should be allowed to assure delivery.

SIGNATURE BOX

(Please Print)

Signature(s):

__________________________________________________________________

__________________________________________________________________

Dated:______________________, 2004

Name(s) and address(es):

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

(Including Zip Code)

Area code and telephone number:

__________________________________________________________________

Taxpayer Identification or Social Security Number:

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